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                                                                   Exhibit 10.18

                                    AGREEMENT

                  AGREEMENT made this 31st day of January, 2002, between Philip Morris Companies Inc., a corporation organized and existing under the laws of the Commonwealth of Virginia, hereinafter called the "Company," and Geoffrey C. Bible, hereinafter called "Consultant."

                  WHEREAS, Consultant has been employed by the Company or its affiliates continuously since 1976 and has served the Company as President and Chief Executive Officer since June 1994 and Chairman and Chief Executive Officer since February 1995 and has contributed significantly to the Company's success; and

                  WHEREAS, the Company desires that Consultant continue to make himself available following his retirement to consult with the Company and his successor on various issues;

                  NOW, THEREFORE, in consideration of Consultant's significant contributions to the success of the Company and the other agreements contained herein, the parties hereto agree as follows:

1. For the five-year period commencing with the date of Consultant's retirement from the Company (the "term hereof"), Consultant shall, at all reasonable times and insofar as his physical condition may permit, make himself available to the Company to consult with and advise its officers, directors and other representatives in connection with such matters as the then chief executive officer of the Company shall require. The Company will reimburse Consultant for his reasonable out-of-pocket expenses incurred in providing such services.

2. For so long as Consultant shall maintain a residence within reasonable commuting distance of Greenwich, Connecticut, the Company shall provide Consultant at Company expense with an office at the location specified in Exhibit A or another comparable office in the Greenwich, Connecticut area, together with secretarial service and office furniture, supplies and equipment, including two phone lines, telephones and a fax machine, comparable to that to which he is currently accustomed. If Consultant shall cease to maintain a residence within reasonable commuting distance of Greenwich, Connecticut, the Company shall no longer be required to maintain such office, but in lieu thereof shall provide Consultant, if Consultant so requests, with a comparable office and secretarial service, furniture, supplies and equipment at a Company facility within a reasonable commuting distance of Consultant's new residence, subject to available space and the approval of the Company's chief executive officer. If there is no Company facility within a reasonable commuting distance of Consultant's new residence or if Consultant has requested office space at such a facility and the Company has not provided such space, the Company shall provide Consultant with an allowance of up to $190,000 a year for office space, furniture, supplies and equipment and in addition with comparable
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         secretarial service. The Company's obligations under this paragraph shall continue for Consultant's life.

3. In addition to the Company's obligations to Consultant under paragraph 2, the Company shall provide Consultant at Company expense with the following for his life or until Consultant no longer requires them:

         (a)      a telephone calling card;

         (b) two cellular telephones, of Consultant's choosing, two cellular telephone lines, and costs of maintenance; and two home fax machines, of Consultant's choosing, fax telephone lines, and costs of maintenance;

         (c) the security arrangements in existence or their equivalent at Consultant's current home and vacation home or at any other two residences that Consultant may subsequently occupy;

         (d) reasonable access to Company facilities, including dining rooms and fitness centers, and use of Company aircraft subject to availability of such aircraft and the approval of the Company's chief executive officer;

         (e) a Company car and driver; provided that if Consultant shall cease to maintain a residence within reasonable commuting distance of the Greenwich, Connecticut area, the Company shall no longer be required to provide a car and driver, but in lieu thereof shall provide Consultant, if Consultant so requests, with an allowance of up to $100,000 per year for a car service; and

         (f)      up to $15, 000 a year in financial counseling expenses.

4. If at any time in the future Consultant is made a party or witness, or is threatened to be made a party or witness, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding") by reason of the fact that Consultant was a director, officer or employee of the Company (or any subsidiary or affiliate thereof) whether or not the basis for such proceedings is Consultant's alleged action in an official capacity while serving as a director, officer or employee, the Company agrees that Consultant shall be indemnified and held harmless by the Company to the fullest extent permitted or authorized by applicable law against all cost, expense, liability and loss (including, without limitation, attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by Consultant in connection therewith. Such indemnification will inure to the benefit of Consultant's heirs, executors and administrators. The Company shall also advance to Consultant all reasonable costs and expenses incurred by Consultant in connection with a Proceeding within 20 days after receipt by the Company of a written request for such advance as well as Consultant's written agreement to submit subsequent documentation of such costs. Such request shall include a written statement, executed personally, of Consultant's good faith belief that Consultant met any standard of conduct that is a prerequisite to Consultant's entitlement to indemnification under applicable law and a written undertaking by Consultant to repay
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         the amount of such advance if it shall ultimately be determined that
         Consultant did not meet such standard of conduct. This paragraph shall remain in full force and effect regardless of any other provision of this agreement, including paragraph 5 below.

5. The Company and Consultant shall each inform the other in writing at least six months prior to the expiration of the consulting period specified in paragraph 1 and each extension thereof whether the party wishes to renew such consulting agreement and, thereafter, by mutual written agreement, such agreement may be renewed for additional terms and under conditions, as the parties shall agree. It is intended that a mutual determination of the continuation of Consultant's services desired by Consultant and the Company will determine the specifics relative to the length and terms of any further agreement between Consultant and the Company.

6. In rendering services as a consultant as provided in paragraph 1, Consultant shall be an independent contractor.

7. This agreement shall be binding upon and inure to the benefit of the parties hereto and any successors to the business of the Company, and the obligations of the Company, and any successor, to Consultant shall continue notwithstanding any change in control of the Company as such term is defined in the agreement dated February 1, 1995 between Company and Consultant. Neither this agreement nor any rights hereunder shall be assignable by Consultant.

8. This agreement contains the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, provided that the parties expressly acknowledge that this agreement does not pertain to any pension, health care or other benefits to which Consultant may otherwise be entitled as a retiree of the Company under other policies or agreements, except that the Company expressly agrees that the health care benefits to which Consultant and his spouse shall be entitled upon his retirement from the Company (or to the extent such health care benefits may later be increased) shall continue in effect for his life and the life of Consultant's spouse without reduction in the level of benefits or increase in the cost of such benefits to Consultant or Consultant's spouse. No representations have been made, except as herein set forth, and no change may be made in the terms and provisions hereof, except by an instrument in writing signed by the parties hereto.

If the foregoing conforms to your understanding, please sign and return the enclosed counterpart of this letter, which will thereupon become a binding agreement between us.

                                           PHILIP MORRIS COMPANIES INC.


                                           /s/ TIMOTHY A. SOMPOLSKI
                                           -------------------------------------
                                           Timothy A. Sompolski
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Accepted and agreed to:



/s/ GEOFFREY C. BIBLE                                March 18, 2002
----------------------------------                   ---------------------------
Geoffrey C. Bible                                    Date
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                                    EXHIBIT A


              Office space on the second level of the office building located at One East Putnam Avenue in Greenwich, Connecticut